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                                                                    EXHIBIT 23.4



                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the inclusion in this registration statement on Form S-4 (File No. 333-25683) of our report dated April 4, 1997, on our audits of the consolidated financial statements and financial statement schedules of GulfStar Communications, Inc. We also consent to the references to our firm under the captions "Experts".



                                        COOPERS & LYBRAND L.L.P.



Austin, Texas


July 2, 1997